Exhibit 10.2

FAMILY DOLLAR STORES, INC.

2006 INCENTIVE PLAN

Performance Share Rights Award Certificate

Associate Name:

Family Dollar Stores, Inc., a Delaware corporation (the “Company”), sponsors the Family Dollar Stores, Inc. 2006 Incentive Plan (the “Plan”).  Pursuant to the Plan and the Guidelines for Long-Term Incentive Performance Share Rights Awards adopted under the Plan (the “Guidelines”), the Company may make awards of Performance Share Rights from time to time to eligible individuals which may become earned and payable subject to Company  performance over the applicable performance period.

This Performance Share Rights Award Certificate documents an award of Performance Share Rights made to you under the Plan and the Guidelines, which are incorporated herein by reference.  A copy of the Guidelines have been delivered to you and, as discussed below, a copy of the Plan will be delivered to you upon its approval by the shareholders of the Company.  If there is any conflict between the terms and provisions of the Plan or the Guidelines and this Certificate, the terms and provisions of the Plan will control. When used herein, the terms which are defined in the Plan and the Guidelines shall have the meanings given to them in the Plan and the Guidelines.

Long-Term Performance Share Rights Award:

1.             Target Number of Performance Share Rights Awarded:_________________

2.                                       Performance Period: Fiscal Years Beginning August 28, 2005, and Ending August 30, 2008.

Transition Period Performance Share Rights Award:

1.             Target Number of Performance Share Rights Awarded:_________________

2.             Performance Period: Fiscal Year Ending August 26, 2006.

You will receive a separate communication regarding the companies constituting the peer group for purposes of measuring Company performance for this Award.  All other terms and provisions of this Award, including without limitation the impact of any termination of employment prior to the end of the performance period, shall be as set forth in the Plan and the Guidelines.

The award of Performance Share Rights set forth above is the recommendation of management for such award. The actual award of Performance Share Rights is contingent upon the subsequent approval of the shareholders and the Board of Directors of the Company.  You will be notified in January 2006 of the action of the Board of Directors and the shareholders and/or of any change in the Performance Share Rights award and will be provided with a copy of the

Plan and a prospectus describing the Plan at such time. No rights arise under the Performance Share Rights program, the Plan or the attached Guidelines until such approvals are obtained.

ACKNOWLEDGED BY:

ASSOCIATE

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